Bodyguard Records.com, Inc.
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                                                              56 Colfax Avenue
                                                              Clifton, NJ 07015
                                                              (973) 574-1315

March 29, 2002

Joseph A. Salerno
400 E. 71st Street, Apt 22A
New York, NY 10021

Re: Amendment to Loan Agreement

Dear Mr. Salerno:

This will serve to confirm our prior conversations and negotiations concerning the parameters of an amendment to the 10%, 13 month, $100,000 loan agreement together with its annexed promissory note of even date dated April 25, 2001 and due May 25, 2002 (the "Loan Agreement"), executed by Bodyguard Records.com, Inc., a Delaware corporation (the "Company") and payable to the order of Gable Investment Trust ("Gable"). In this regard, and in consideration of the mutual benefit derived herefrom, the receipt and adequacy of which is hereby jointly and severally acknowledged and accepted, we hereby agree as follows:

1. Amendment. The Loan Agreement is hereby amended to extend the Due Date (as that term is defined in the Loan Agreement) until the sooner of August 31, 2002 or the closing date of the Company's initial public offering under and pursuant to Form SB-2 Registration Statement No. 333-40444.

2. Confirmation of Agreements. Except as herein modified, the Company and Gable hereby reconfirm the validity and enforceability of the Loan Agreement.

If the foregoing correctly sets forth our agreement and understanding, please indicate your acceptance by signing the enclosed copy of this letter agreement in the space marked "Agreed to and Accepted" and returning the signed document to the undersigned via facsimile.

Very truly yours

Bodyguard Records.com, Inc.


By: /s/John Rolla
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    John Rollo, President


AGREED TO AND ACCEPTED:

/s/Joseph A. Salerno
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Joseph A. Salerno


JR:nas